Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of April 3, 2019 (the “Effective Date”), by and among (i) Tellurian Inc., a Delaware corporation (“Tellurian”), (ii) Total Delaware, Inc., a Delaware corporation (“Total”), and (iii) the individuals or trusts set forth on Schedule A of this Agreement (each referred to herein individually as a “Stockholder” and collectively, as the “Stockholders”) who are current stockholders of Tellurian.

RECITALS:

WHEREAS, Tellurian and Total have entered into that certain Common Stock Purchase Agreement, dated as of April 3, 2019 (the “Purchase Agreement”), pursuant to which Total has agreed to purchase and Tellurian has agreed to issue and sell 19,872,814 shares (the “Purchased Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Tellurian in exchange for approximately $200,000,000;

WHEREAS, as a condition to the willingness of Total to enter into the Purchase Agreement, Total has required that the Stockholders agree, and the Stockholders have agreed, to the matters set forth herein;

WHEREAS, this Agreement is being executed and delivered in connection with the execution and delivery of the Purchase Agreement;

WHEREAS, in connection with the intended consummation of the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Agreement to set forth certain understandings and agreements with respect to (a) the Stockholders’ agreement to vote their respective voting securities of Tellurian in favor of the approval of the issuance and sale of the Purchased Shares pursuant to the terms of the Purchase Agreement (the “Stock Issuance”) to the extent such approval is required by, and in accordance with, the applicable requirements of The Nasdaq Stock Market and the Bylaws (as such term is defined in the Purchase Agreement) (the “Stock Issuance Approval”), and (b) the other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT

Section 1.1                                    Stock Issuance Approval.

(a)                                 Except as otherwise provided herein and until the termination of this Agreement in accordance with Section 2.1, (i) each Stockholder agrees to: (A) vote all voting securities of Tellurian owned or controlled by such Stockholder, as applicable, in favor of the approval of the Stock Issuance; and (B) take all other actions within such Stockholder’s respective control, as applicable, relating to the ownership of Common Stock (including by attending stockholder meetings in person or by proxy for purposes of constituting a quorum and the execution of written consents in lieu of meetings), to obtain the Stock Issuance Approval; and (ii) Tellurian agrees to take all commercially reasonable actions within its control (including calling Board and stockholder meetings, as applicable), to obtain the Stock Issuance Approval.

(b)                                 Notwithstanding anything to the contrary in this Agreement, if, at any time on or after the Effective Date and prior to the Termination Date, a Governmental Authority (as such term is defined in the Purchase Agreement) of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Company from consummating the transactions contemplated by the Purchase Agreement or the Stockholders from taking any action contemplated pursuant to Section 1.1(a) hereof, then the obligations of the Stockholders and the Company set forth in Section 1.1(a) hereof shall be of no force and effect for so long as such order is in effect.

ARTICLE II

GENERAL PROVISIONS

Section 2.1                                    Termination.  This Agreement shall terminate upon the earliest of: (a) obtaining the Stock Issuance Approval; (b) the termination of the Purchase Agreement in accordance with its terms; and (c) the mutual written agreement of the parties hereto to terminate this Agreement (such earliest date of any such termination being referred to herein as the “Termination Date”); provided that the provisions set forth in this Article II shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

Section 2.2                                    Further Assurances.  Each of the parties hereto agrees, without additional consideration, to execute such documents and perform such further acts as may be reasonably required or desirable to carry out or perform the provisions of this Agreement.

Section 2.3                                    Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by all of the parties hereto (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

Section 2.4                                    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto.

Section 2.5                                    Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 2.6                                    Submission to Jurisdiction. With respect to any suit, action or proceeding relating to this Agreement (the “Proceedings”), each party hereto irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware, which submission shall be exclusive unless such court does not have lawful jurisdiction over such Proceedings.

Section 2.7                                    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 2.8                                    Specific Performance; Remedies.  Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 2.9                                    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 2.10                             Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

Section 2.11                             Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as any party shall have specified by notice in writing to the other parties):

If to Tellurian:	Tellurian Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Attn: General Counsel E-mail: daniel.belhumeur@tellurianininc.com

If to Total:	TOTAL Delaware, Inc. 1201 Louisiana Street Suite 1800 Houston, Texas 77002 Attn: General Counsel Email: Elizabeth.matthews@total.com With a copy to: Isabelle.salhorgne@total.com

If to the Stockholders	To the address set forth below each Stockholder’s name on the signature page hereto.

Section 2.12                             Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person or entity, other than Tellurian, Total and the Stockholders, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 2.13                             Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 2.14                             Entire Agreement.  This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Voting Agreement as of the Effective Date.

Total Delaware, Inc.

By:	/s/ Philippe Sauquet
Name:	Philippe Sauquet
Title:	Attorney-in-Fact

Tellurian Inc.

By:	/s/ Meg Gentle
Name:	Meg Gentle
Title:	President and Chief Executive Officer

/s/ Charif Souki
Charif Souki

Address:

Souki Family 2016 Trust

By:	/s/ Brooke A. Peterson
Name:	Brooke A. Peterson
Title:	Irrevocable Attorney-in-Fact/Trust Protector

Address:

/s/ Martin Houston
Martin Houston

Address:

Schedule A

Stockholders

Charif Souki

Souki Family 2016 Trust

Martin Houston